Exhibit 99.2

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

CONTACT:	David Dick
Chief Financial Officer
212-590-6200

ICR
Jean Fontana
646-277-1214

dELiA*s PRICES UNDERWRITTEN PUBLIC OFFERING OF COMMON STOCK

New York, NY – July 26, 2013 – dELiA*s, Inc. (NASDAQ: DLIA) (the “Company”), a multi-channel retail company primarily marketing to teenage girls, today announced the pricing of its previously announced underwritten public offering (the “Offering”) with gross proceeds to the Company expected to be approximately $13.7 million, before deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Offering is expected to close on or about July 31, 2013, subject to the satisfaction of customary closing conditions.

The Company anticipates using the net proceeds from the Offering for the repayment of a portion of the outstanding amounts under its existing Credit Agreement with Salus Capital Partners, LLC and for working capital and other general corporate purposes.

The Offering consists of 13,065,453 shares of common stock of the Company (the “Common Stock”) offered at a price to the public of $1.05 per share.

Pursuant to the terms of an underwriting agreement entered into by the underwriters and the Company, the underwriters also have the option to purchase an additional 1,959,817 shares of Common Stock at a purchase price of $1.05 per share for an additional 30 days after the date of the prospectus supplement.

Janney Montgomery Scott LLC is acting as sole book-running manager for the Offering.

The securities described above are being offered by the Company pursuant to a shelf registration statement on Form S-3 (Registration No. 333-182236), including a base

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

prospectus dated September 7, 2012, previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement related to the Offering has been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying base prospectus relating to this Offering, when available, may be obtained from the SEC’s website located at http://www.sec.gov or from Janney Montgomery Scott LLC, 60 State Street, Boston, MA 02109, Attention: Equity Syndicate Department or via email at prospectus@janney.com.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About dELiA*s, Inc.

dELiA*s, Inc. is a multi-channel retail company primarily marketing to teenage girls. It generates revenue by selling apparel, accessories and footwear to consumers through its website, direct mail catalogs, and mall-based retail stores.

Forward-Looking Statements

All statements included in this press release, other than statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Forward-looking statements can generally be identified by words such as “may,” “could,” “will,” “should,” “assume,” “expect,” “anticipate,” “plan,” “intend,” “believe,” “predict,” “estimate,” “forecast,” “outlook,” “potential,” or “continue,” or the negative of these terms, and other comparable terminology, and include statements regarding the anticipated use of proceeds from the Offering. Although we believe the expectations and intentions reflected in our forward-looking statements are reasonable, we cannot assure you that these expectations and intentions will prove to be correct.

Various risks and other factors including those risks and uncertainties identified in the “Risk Factors” section of the preliminary prospectus supplement we filed with the SEC on July 25, 2013 could cause actual results, and actual events that occur, to differ materially from those contemplated by the forward-looking statements.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

Many of the risk factors are beyond our ability to control or predict. You should not unduly rely on any of our forward-looking statements. These statements are made only as of the date of this press release. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect future events or developments. All subsequent written and oral forward-looking statements attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained herein or in our public filings.